UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 29, 2024

SYNERGY EMPIRE LIMITED
(Exact name of registrant as specified in its chapter)

Nevada	333-235700	38-4096727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lot 1G & 2G, Kompleks Lanai No. 2, Persiaran Seri Perdana 62250 Putrajaya, Malaysia
(Address of principal executive offices)	(Zip Code)

+603 8890 2968

Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHMY	OTCQB

ITEM 1.01 Entry into a Material Definitive Agreement

On July 29, 2024, Synergy Empire Limited (the “Company”) entered into Acquisition and Stock Purchase Agreements (the “Purchase Agreements”) with each of the shareholders (the “Shareholders”) of Meluha Therapeutics Berhad, a Malaysian limited company (“Meluha”) pursuant to which the Company agreed to issue and sell to the Shareholders an aggregate of 10,000,000 shares (the “Shares”) of the Company’s Series A Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), in exchange for all 10,000,000 issued and outstanding ordinary shares of Meluha (the “Meluha Shares”) which were all held by the Shareholders. The Meluha Shares represented all outstanding equity securities of Meluha. The Shares of Preferred Stock possess voting rights equal to those of the Company’s common stock, $0.0001 par value per share (“Common Stock”). No Shareholder had any material relationship, other than the transaction contemplated by the Purchase Agreements, with (a) the Company, (b) any of its affiliates, (c) any officer or director of the Company or (d) any associate of the Company’s officers and directors.

The Shares issued by the Company under the Purchase Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company relied on the exemption from registration provided by Section (4)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and/or Regulation S promulgated under the Securities Act. The disclosures in this Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein or therein, nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The representations, warranties and agreements by the Company and the Shareholders in the Purchase Agreements were included for the purpose of the allocating certain risks between the parties to the Purchase Agreements and were for the benefit of the parties to such agreements, and not any third parties. The foregoing summary is qualified in its entirety by reference to the form of the Purchase Agreements which are attached hereto as Exhibit 10.1 and Exhibit 10.2 hereto.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.02 above is incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.02 above is incorporated herein by reference.

ITEM 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

In connection with the transaction, the Company issued Shares possessing the voting power of 10,000,000 shares of Common Stock. Prior to the transaction, the Company had 1,525,000 shares of Common Stock issued and outstanding. As such, following the transaction, the Shareholders collectively possess 86.8% of the Company’s voting power.

Following the completion of the transaction, (a) Abdul Jaili Bin Jidon (beneficial owner of 3,188,437 Shares) possesses 27.7% of the voting power of the Company and (b) Ramesh A/L Saravanamuthu (beneficial owner of 3,359,438 Shares) possesses 29.1% of the voting power of the Company. As such these two shareholders will be able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company. With the exception of these two individuals, no other shareholder of the Company possesses in excess of 10% of the voting power of the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements of required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c)	N/A

(d)	Exhibits.

The following Exhibits are furnished herewith:

Exhibit Number	Description

10.1	Form of Acquisition and Stock Purchase Agreement, dated July 29, 2024 (Regulation S Exemption) (1)

10.2	Form of Acquisition and Stock Purchase Agreement, dated July 29, 2024 (Section 4(2) Exemption) (1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY EMPIRE LIMITED

Date: August 2, 2024	By:	/s/ H’sien Loong Wong
	Name:	H’sien Loong Wong
	Title:	President